                                  EXHIBIT 10.37

                             AGREEMENT IN RESPECT OF
                          TERMINATION OF LOAN PURCHASE
                             AND SERVICING AGREEMENT

        This Agreement in Respect of Termination of Loan Purchase and Servicing Agreement ("Agreement") is entered into effective as of this 30th of April, 2003, by and between Bank One, N.A., national banking association with its main office in Columbus, Ohio ("Bank One") and First Consumer Credit, Inc. ("FCC"), a Texas corporation as assignee of First Consumer Credit, L.L.C. (collectively the "Parties").

                                   -RECITALS-

        WHEREAS, the parties entered into a Loan Purchase and Servicing Agreement dated effective as July 31, 2001, as amended from time to time (the "Loan Purchase Agreement");

        WHEREAS, prior to entering into the Loan Purchase Agreement, the parties entered into a Home Improvement Contract Purchase Agreement dated as of October 29, 1997, a Loan Purchase and Servicing Agreement dated as of May 11, 2000, a Loan Purchase and Servicing Agreement dated as of July 22, 1999, a Loan Purchase and Servicing Agreement dated as of December 19, 1996 and various other contracts and agreements (the term "Loan Purchase Agreement" defined hereinabove shall be deemed to include each of the foregoing agreements, as amended from time to time);

        WHEREAS, James D. Borschow ("Borschow") and Bank One entered into a Service Maintenance Agreement dated as of May 11, 2000, as amended on August 1, 2001 (the term "Loan Purchase Agreement" as defined hereinabove shall be deemed to include said Service Maintenance Agreement);

        WHEREAS, in contemplation of the Loan Purchase Agreement, Bank One and FCC entered into a Standby Servicing Agreement with Compu-Link Loan Service, Inc. dated as of September 14, 2000, as amended August 2, 2001 (the term "Loan Purchase Agreement" as defined hereinabove shall be deemed to include the Standby Servicing Agreement);

        WHEREAS, the Parties desire to terminate the Loan Purchase Agreement and for FCC to purchase the loans listed on Exhibit A (the "Loan Portfolio") and to provide to each other a mutual release;

        IT IS HEREBY AGREED as follows:

        (1)     The Loan Purchase Agreement is hereby terminated.

        (2) Bank One agrees to sell and FCC agrees to purchase the Loan Portfolio with such purchase and sale to be effective upon the receipt by Bank One of the Total Purchase Price in certified funds on or before May 31, 2003 (the "Closing Date"). The Closing Date may be extended by mutual written consent o the Parties. The principal portion of the Purchase Price shall be the sum of:

                (a) current and not impaired loans: 1.0575 times the then current (the term "then current" for purposes of this Agreement shall mean through the date proceeding the Closing Date) outstanding principal balance; plus

                (b) current but impaired loans: 0.75 times the then current outstanding principal balance; plus

                (c) greater than thirty (30) days: 0.00 times the then current outstanding principal balance; plus

                (d) charge-offs: 0.00 times the then current outstanding principal balance.

                For example, if the purchase was effective as of March 24, 2003 on which date the principal balances on the loans are as set forth in Exhibit "B", the principal portion of the Purchase Price would be $27,993,134.14. This amount is arrived at by multiplying 1.0575 X (line 1 - line 2 - line 5 - line 7) + multiplying 0.75 X (line 5 + line 7). Charged off accounts are not shown on Exhibit "B". To arrive at the Total Purchase Price, in addition to the foregoing principal payment, all outstanding accrued interest on the current loans and on the current and impaired loans, shall be paid on a dollar for dollar basis through the date of payment.

        (3) All payments of principal and interest received through Closing Date shall be for the account of Bank One.

        (4) In addition to the foregoing, FCC agrees to reimburse Bank One at the rate of $1.10 per dollar for those loans purchased since December 31, 2002 which Bank One put back as declines as reflected on Exhibit "C".

        (5) Bank One agrees to release the funds in the Bank One Reserve Account No. 000001575106529 in the approximate amount of $33,000.00.

        (6) FCC agrees to waive the service fees for the month of April in the approximate amount of $34,000.00, and if such fees have been paid by Bank One, FCC will reimburse Bank One for said sums.

        (7) The Parties agree to prorate the servicing fees for the month of May based upon the number of elapsed days in the month of May divided by 30. FCC will continue, should Bank One so request, to service loan files not purchased hereunder, pursuant to a new servicing agreement on the same terms and conditions currently in effect between the parties.

        (8) Bank One and FCC do, hereby waive and renounce completely any and all claims and/or causes of actions each has, possesses and/or presently could assert against the other and/or any and all of the other's predecessors, affiliates, parents, employees, officers, directors, shareholders, attorneys, agents, and insurers (collectively the "Released Parties"), by reason of any transactions, matters, statements, causes or acts done, known or unknown, arising directly or indirectly, out of the Loan Purchase Agreement. Bank One and James D. Borschow do hereby waive and renounce completely any and all claims and/or causes of actions each has, possesses and/or presently could assert against the other and/or any and all of the other's predecessors, affiliates, parents, employees, officers, directors, shareholders, attorneys, agents, and insurers (collectively the "Released Parties"), by reason of any transactions, matters, statements, causes or acts done, known or unknown, arising directly or indirectly, out of the Loan Purchase Agreement. The parties expressly agree that this Agreement and the release herein provided is intended to be as broad and inclusive as possible under the laws of the State of Ohio and that should any portion thereof be held invalid, the balance shall continue in full legal force and effect.

        (9) Entire Agreement. The Parties acknowledge that this writing is their entire agreement and that no promises or covenants not set forth or referred to herein have been relied upon by them in entering into this Agreement. This Agreement cannot be modified unless such modification shall be made in writing and signed by the Parties to be bound thereto. This Agreement shall be construed without regard to any presumption or any other rule requiring construction against the Party who caused it to have been drafted. Faxed executed copies and counterparts to this Agreement shall be considered as originals. Any Party breaching this Agreement shall be liable for court costs and attorneys fees. Each individual signing this Agreement represents and warrants it does so with the full authority of the entity it is signing on behalf of.

        (10) Bank One agrees, promptly upon execution of this Agreement by the Parties, to deliver all loan files to Bank One's custodian (U.S. Bank Corporate Trust Services, 180 East Fifth Street, St. Paul, Minnesota 55101 Phone: 651-244-0727 Fax: 651-244-1797) for
                loan file document inspection and review, which shall be completed not later than six (6) business days following receipt of such files. FCC shall pay all fees of U.S. Bank.

        (11) Notwithstanding anything to the contrary contained herein, closing of the transactions contemplated in this Agreement shall not take place until FCC is satisfied, in its reasonable discretion, as to the document sufficiency of the loan files, provided, however, that in no event shall Bank One be obligated to deliver to FCC more documentation than was originally delivered to Bank One by FCC.

        (12) FCC shall not be obligated to purchase any loan files which it deems, in its reasonable discretion, to be insufficient as to documentation. Exhibit "D" sets forth the minimum required documents which must be present in each loan file. In the event that more than five percent (5.0%) of the Loan Portfolio is deemed to be ineligible for purchase by FCC due to documentation sufficiency, then, FCC may, by written notice to Bank One within three (3) business days of the completion of the U.S. Bank document inspection and review:

                (a) terminate this Agreement and purchase none of the Loan Portfolio and reinstate the Loan Purchase Agreement; or,

                (b) purchase that portion of the Loan Portfolio which is sufficiently documented, in which case this Agreement remains in full force and effect and the Loan Purchase Agreement shall remain terminated.

        (13) Notwithstanding the foregoing, however, for any loan file rejected by FCC due to insufficient documentation, Bank One shall have the option, but not the requirement, to remedy the documentation insufficiencies within 10 days of FCC's written notice described immediately above. Bank One may then present such remedied loan files to FCC, and FCC shall purchase any such remedied loan files under the same terms and conditions of purchase set forth in this Agreement.

                                        BANK ONE, N.A.

                                        By:     /s/ Kerry D. Shreffler
                                           -------------------------------------
                                           Kerry D. Shreffler

                                        FIRST CONSUMER CREDIT, INC.

                                        By:     /s/ James D. Borschow
                                           -------------------------------------
                                           James D. Borschow

                                                /s/ James D. Borschow
                                           -------------------------------------
                                           James D. Borschow, Personally